Exhibit 21.1

SUBSIDIARIES OF MONROE CAPITAL CORPORATION

Name	Jurisdiction
Monroe Capital Corporation SBIC, LP	Delaware
MCC SBIC GP, LLC	Delaware
MRCC Holding Company I, LLC	Delaware
MRCC Holding Company II, LLC	Delaware
MRCC Holding Company III, LLC	Delaware
MRCC Holding Company IV, LLC	Delaware
MRCC Holding Company V, LLC	Delaware
MRCC Holding Company VI, LLC	Delaware
MRCC Holding Company VII, LLC	Delaware
MRCC Holding Company VIII, LLC	Delaware
MRCC Holding Company IX, LLC	Delaware
MRCC Holding Company X, LLC	Delaware
MRCC Holding Company XI, LLC	Delaware
MRCC Holding Company XII, LLC	Delaware
MRCC Holding Company XIII, LLC	Delaware
MRCC Holding Company XIV, LLC	Delaware
MRCC Holding Company XV, LLC	Delaware